SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2001

STAMPEDE WORLDWIDE, INC.
------------------------
(Exact name of registrant as specified in its charter)

Florida                            000-31465            58-2235301
-------                            ---------            ----------
(State or other jurisdiction     (Commission          (IRS Employer
of incorporation)               File Number)         Identification No.)

3910 Riga Boulevard, Tampa, Florida                 33619-1344
-----------------------------------                 ----------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (813) 630-2762
                                                   --------------

Item 3(b).  Bankruptcy or Receivership

On November 9, 2001, the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division, entered its order confirming Stampede's Plan of Reorganization in Case No. 01-06240-8G1.

The Plan of Reorganization provides, in summary, as follows:

1. Secured creditors in the approximate aggregate amount of $2,410,000, remain unchanged.

2. Unsecured creditors have made claims that are estimated to total approximately $1,800,000. Stampede has objected to several of these claims. If these objections are not resolved by agreement between Stampede and the claimants, such objections will proceed to trial before the United States Bankruptcy Court at a later date. The total amount of claims cannot be estimated at this time. The pool of unsecured creditors will be issued a total of 3,000,000 shares of Stampede common stock, to be divided pro rata among such creditors in satisfaction of their claims as unsecured creditors. Stampede will make the distribution of stock to unsecured creditors shortly after resolution of the claims that are subject to objection before the United States Bankruptcy Court.

3. Holders of Stampede's Preferred Stock are issued 500,000 shares of Stampede's common stock, to be divided pro rata among such preferred stock, in satisfaction of their claims as preferred stockholders.

4. The issued and outstanding shares of Stampede's common stock is consolidated such that each thirty shares before the reorganization becomes one share in the reorganization and accounts holding ninety-nine or fewer shares after the reorganization are canceled.

5. Stampede's Articles of Incorporation are to be amended to increase the number of authorized common shares to 300,000,000 shares from 100,000,000 shares.

6. Stampede shall distribute as a dividend the holders of its common stock following the reorganization 2,500,000 shares of I-Academy, Inc., renamed Specialized Solutions, Inc., and shares of Chronicle Commercial Printing, Inc., the number thereof to be determined.

7. Stampede's issued and outstanding common stock is consolidated such that each thirty shares before the reorganization becomes one share upon the reorganization, and each account holding ninety-nine or fewer shares is cancelled.

Prior to the reorganization, Stampede had 88,542,387 shares of common stock issued and outstanding. As a result of the reorganization, Stampede will have approximately 6,451,413 shares of common stock issued and outstanding, subject to reduction as a result of the cancellation of accounts holding ninety-nine or fewer shares.

Immediately upon the order confirming Stampede's plan of reorganization, Stampede has approximate total assets of $4,315,000 and approximate total liabilities of $2,514,000.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

2. Plan of Reorganization and Order

3. Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stampede Worldwide, Inc.

By:  /s/ John V. Whitman, Jr.
       John V. Whitman, Jr., Chief Executive Officer

Date:  November 14, 2001

EXHIBITS

Exhibit 2.

TAMPA DIVISION
In re:
STAMPEDE WORLDWIDE, INC.,               CASE NO. 01-6240-8G1
f/k/a Chronicle Communications, Inc.,             Chapter 11
f/k/a JMAR Communications, Inc.,
               Debtor.
----------------------------------/

DEBTOR'S PLAN OF REORGANIZATION

STAMPEDE WORLDWIDE, INC., the Debtor in the above-captioned Chapter 11 case, hereby proposes its Plan of Reorganization pursuant to the provision of Chapter 11 of the Bankruptcy Code and states as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1  Defined Terms:   As used in the Plan, the following terms (which
appear in the Plan as capitalized terms) shall have the meanings set forth below:

Administrative Expense Claim:   "Administrative Expense Claim" means an
Allowed claim of the kind described in Section 507(a)(1) of the Bankruptcy Code, or the costs and expenses of administration of the Reorganization Case that are allowed under Bankruptcy Code Section 503(b), to the extent the holder of such Administrative Expense Claim asserts such Claim in this Reorganization Case within the time fixed by any applicable administrative bar date set by the Bankruptcy Court, including, without limitation, any actual, necessary costs and expenses of preserving or operating the Debtor's estate or business, any indebtedness or obligation incurred or assumed by the Debtor in Possession, all allowances of compensation and reimbursement of expenses relating to the Reorganization Case which are Allowed pursuant to an order of the Bankruptcy Court under Bankruptcy Code
Section 330 or 503, and any fees or charges assessed against the Debtor's estate under Section 1930, Chapter 123, Title 28, United States Code. "Administrative Expense Claim" shall not include any Claim which falls within this definition, but which this Plan expressly provides will not be treated as an Administrative Expense Claim.

Allowed Claim:   "Allowed Claim" means any Claim against the Debtor, or
portion thereof, to the extent that such Claim is allowed under the Plan or, to the extent that such Claim has not been withdrawn, paid in full or otherwise deemed satisfied in full, (a) proof of such Claim was filed with the Clerk of the Bankruptcy Court on or before the Bar Date (or, if not filed by the Bar Date, any Claim filed with leave of the Bankruptcy Court, after notice and a hearing) or (b) if no proof of claim is filed, which Claim has been, or hereafter is, listed by the Debtor in the Schedules as liquidated in amount and not disputed or contingent and, in either case, as to which either (c) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed in the Plan, in the Bankruptcy Code, in the Bankruptcy Rules, or in a Final Order of the Bankruptcy Court or an objection has been interposed and such Claim or portion thereof has been allowed by a Final Order of the Bankruptcy Court. Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such Claim, "Allowed Claim" shall not include (a) interest on the amount of such Claim accruing from and after the Filing Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture. "Allowed," when used as an adjective modifying "Claim," has a corresponding meaning.

Amendment: "Amendment" means the amendment to the Debtor's Articles of Incorporation to increase the number of authorized shares of stock of the Debtor to THREE HUNDRED MILLION (300,000,000) shares.

Assumed Contracts:   "Assumed Contracts" means those executory contracts
and unexpired leases which have been assumed by the Debtor in Possession during the Reorganization Case pursuant to an order of the Bankruptcy Court or which will be assumed by the Debtor pursuant to the Plan.

Ballot:   "Ballot" means the ballot or ballots to be distributed to holders of Claims in impaired Classes in connection with solicitation of votes to accept or reject the Plan.

Ballot Date:   "Ballot Date" means September 26, 2001, the date set by the
Bankruptcy Court as the last date for timely submission of a Ballot accepting or rejecting the Plan.

Bankruptcy Code:   "Bankruptcy Code" means Title 11 of the Untied States
Code, Section 101 et. seq., as now in effect or as hereafter amended to the extent such amendments are applicable to the Reorganization Case.

Bankruptcy Court:   " Bankruptcy Court" means the United States Bankruptcy
Court for the Middle District of Florida, Tampa Division, or any other court of competent jurisdiction exercising jurisdiction over the Reorganization Case.

Bankruptcy Rules:   "Bankruptcy Rules" means the Federal Rules of
Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, as now in effect, or as hereafter amended to the extent such amendments are applicable to the Reorganization Case.

Bar Date:   "Bar Date" means September 26, 2001, the last date for filing a proof of Claim against or Interest in the Debtor in the Reorganization Case, as fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003.

Business Day:   "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

Cancellation:	"Cancellation" means the cancellation of all of the
shares of Common Stock held by any holder of less than one hundred (100) shares of Common Stock after the Reverse Stock Split.

Chronicle: "Chronicle" means the Debtor's subsidiary, Chronicle Commercial Printing, Inc., a Florida corporation.

Claim:   "Claim" means (a) any right to payment (including, without limitation, a guarantee) from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or
(b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The term "Claim" when used with respect to litigation also includes any claim which has been or could be asserted in the litigation. Notwithstanding anything to the contrary contained herein, for purposes of this Plan, the term "Claim" shall be give the broadest possible meaning permitted by the Bankruptcy Code and applicable law.

Class:   "Class" means a group of Claims or Interests classified together pursuant to the Plan.

Closing Date:   "Closing Date" means the date on which a Final Order,
obtained after a hearing on notice to such entities as the Bankruptcy Court may direct, has been entered determining that the Reorganization Case shall be closed.

Common Stock: "Common Stock" means the Debtor's issued and outstanding common stock equity interests.

Confirmation Date:   "Confirmation Date" means the date the Confirmation
Order is entered on the docket of the Bankruptcy Court pursuant to Bankruptcy Rule 5003; provided, however, that if on motion the Confirmation Order or consummation of the Plan is stayed pending appeal, then the Confirmation Date shall be the date of entry of the Final Order vacating such stay or the date on which such stay expires or is no longer in effect.

Confirmation Hearing:   "Confirmation Hearing" means the hearing held by
the Bankruptcy Court on confirmation of the Plan pursuant to Bankruptcy Code Section 1129.

Confirmation Order:   "Confirmation Order" means the order of the
Bankruptcy Court confirming the Plan, whether or not such order is a Final
Order.

Creditor:   "Creditor" means any party or entity having a Claim against the
Debtor, including, but not limited to, Creditors with Priority Claims, Tax Claims and Administrative Expense Claims, Secured Creditors, and Unsecured Creditors.

Debtor:   "Debtor" means Stampede Worldwide, Inc.,

Debtor in Possession:   "Debtor in Possession" means Stampede Worldwide,
Inc., as debtor in possession in the Reorganization Case.

Disclosure Statement:   "Disclosure Statement" means the Disclosure
Statement of the Debtor that relates to this Plan as approved by the Bankruptcy Court pursuant to Bankruptcy Code 1125, as the same may be amended, supplemented or modified from time to time.

Disputed Claim: Prior to the date that an objection has been and may be timely filed by the Debtor or any other party in interest, a Claim shall be considered a "Disputed Claim" to the extent that (a) the amount of the Claim specified in the proof of claim exceeds the amount of the Claim listed by the Debtor in the Schedules as not disputed, contingent or unliquidated or (b) the Claim was not listed by the Debtor in the Schedules or (c) the Claim was listed by the Debtor in the Schedules as disputed, contingent or unliquidated. Subsequent to that date, a "Disputed Claim" means a Claim as to which an objection has been or may be timely filed by the Debtor or any other party in interest and which objection, if timely files, has not been withdrawn, denied or estimated by an order of the Bankruptcy Court. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection.

Dividend: "Dividend" means the distribution of shares of common stock held by the Debtor in Chronicle Commercial Printing, Inc. and i-Academy, Inc.

Effective Date:   "Effective Date" means that date which is the tenth day
following the Confirmation Date.

Equity Class:   "Equity Class" means the holders of certificates
representing 88,542,387 shares of the Common Stock.
Final Order:   "Final Order" means (a) an order, judgment, ruling or other decree (or any revision, modification or amendment thereto) issued and entered by the Bankruptcy Court or by any state or other Federal court as may have jurisdiction over any proceeding in connection with the Reorganization Case for the purpose of such proceeding, which order, judgment, ruling or other decree has not been reversed or vacated and which has not been stayed and as to which (i) no appeal, petition for review, reargument, rehearing, reconsideration or certiorari is pending and the time for the filing of such appeal, petition for review, reargument, rehearing, reconsideration or certiorari has expired, or (ii) such appeal or petition has been heard and determined and the time to further appeal or petition has expired with no further appeal or petition pending; or (b) a stipulation or other agreement entered into which has the effect of any such aforesaid order, judgment, ruling or other decree with like finality.

i-Academy: "i-Academy" means the Debtor's subsidiary, i-Academy, Inc., a Florida corporation.

License: "License" means the Debtor's license under the "16 Seat Luxury Suite License Agreement" by and between the Debtor and Buccaneers Limited Partnership for Luxury Suite Number LS095, located in Raymond James Stadium, Tampa, Florida.

Merger: "Merger" means the proposed merger of Specialized Solutions, Inc. ("SSI") with and into i-Academy pursuant to Florida law.

Petition or Filing Date:   "Petition Date" or "Filing Date" means April 6,
2001, the date on which the Debtor filed its voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.

Plan:   "Plan" means this Plan of Reorganization of Stampede Worldwide,
Inc., and all Exhibits to the Plan, as the same may be amended, supplemented or modified from time to time in accordance with the provisions of the Plan and the Bankruptcy Code.

Preferred Equity Class: "Preferred Equity Class" means the holders of certificates representing the Debtor's Preferred Stock.

Preferred Stock: "Preferred Stock" means the Debtor's issued and outstanding preferred stock equity interests.

Priority Claim:   "Priority Claim" means any Claim entitled to priority
pursuant to subparagraphs (3) through (6) of Section 507(a) of the Bankruptcy Code.

Rejected Contracts:   "Rejected Contracts" means those executory contracts
and unexpired leases which have been rejected by the Debtor in Possessions during the Reorganization Case pursuant to an order of the Bankruptcy Court or which will be rejected by the Debtor pursuant to the Plan.

Reorganized Debtor: "Reorganized Debtor" means Stampede Worldwide, Inc., a Florida corporation, after Confirmation of the Plan.

Reorganization Case:   "Reorganization Case" means the case under the
Bankruptcy Code commenced by the Debtor in the United States Bankruptcy Court, Middle District, Tampa Division, on the Filing Date, which presently bears case number 01-6240-8G1.

Reorganization Securities:   "Reorganization Securities" means newly issued
Common Stock in the Reorganized Debtor issued to Unsecured Creditors and the Preferred Equity Class pursuant to the Plan.

Reverse Stock Split:    "Reverse Stock Split" means the combination of
Common Stock held by all members of the Equity Class on the basis of thirty
(30) shares for each one (1) share held for the purpose of reducing the number of outstanding shares of Common Stock of the Debtor prior to the issuance of the Reorganization Securities.

Schedules:   "Schedules" means the Statement of Financial Affairs and
Schedules filed by the Debtor in the Reorganization Case pursuant to Bankruptcy Rule 1007, as such may heretofore or hereafter be amended from time to time.

Secured Claim:   "Secured Claim" means an Allowed Claim of a Creditor which is secured by a lien on any property of the Debtor's estate, to the extent of the value, determined pursuant to Section 506(a) of the Bankruptcy Code, of such Creditor's interest in the estate's interest in such property, or that is subject to setoff under Bankruptcy Code Section 553, to the extent of the amount subject to setoff. If the value of such Creditor's interest is less than the amount of the Allowed Claim, then such deficiency shall constitute an Unsecured Claim. "Secured," when used as an adjective modifying "Claim," has a corresponding meaning.

Secured Creditor:   "Secured Creditor" means any Creditor holding a Secured
Claim.

Share Combination: "Share Combination" means a combination or reverse split of the Debtor's authorized and outstanding shares of common stock implemented on November 13, 2000, in a ratio which reduced each five shares to one share.

SSI: "SSI" means Specialized Solutions, Inc. ("SSI"), a Florida corporation, which would merger with and into i-Academy pursuant to the terms of the Merger.

Tax Claim:   "Tax Claim" means any Claim that is entitled to priority in payment under Bankruptcy Code Section 507(a)(7), to the extent it is an Allowed Claim.

Unsecured Claim:   "Unsecured Claim" means any Claim other than an
Administrative Expense Claim, Priority Claim, Secured Claim, or Tax Claim, and includes (a) the deficiency portion of an under secured Claim, (b) the Claims of insiders (as that term is defined in Section 101(31) of the Bankruptcy Code), and (c) any Claims for contract or lease rejection damages.

Unsecured Creditor:   "Unsecured Creditor" means any Creditor holding an
Unsecured Claim.

1.2	Terms Defined in Bankruptcy Code and Bankruptcy Rules

Any capitalized terms used in the Plan and not otherwise defined in the Plan, but that are defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning assigned to them in the Bankruptcy Code or Bankruptcy Rules, as the case may be.

1.3	Construction.

When used herein, words importing any gender may be applied to and include all entities; words importing the plural number may be applied to and mean a single person, entity or thing; and words importing the singular number may be applied to and mean more than an single person, entity or thing.

ARTICLE 2
DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

Set forth below is a designation of Classes of Claims against and Interests in the Debtor. Except as specifically provided otherwise herein, Administrative Expense Claims specified in Bankruptcy Code Section 507(a)(1), Claims for adequate protection, if any, specified in Bankruptcy Code Section 507(b), and Tax Claims specified in Bankruptcy Code Section 507(a)(7) have not been classified and are excluded from the Classes set forth below, in accordance with Bankruptcy Code Section 1123(a)(1). A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class, and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. For purposes of this Plan, the Claims and Interests are classified as follows:

2.1	General Administrative Claims. The Debtor shall pay all Allowed
Administrative Claims, if and when approved by the Bankruptcy Court, in full, in Cash, on the later of: (a) on or as soon as practicable after the Effective Date; (b) within sixty (60) days after the Claim becomes an Allowed Claim; (c) the date on which the distribution to the holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Reorganization Case; or
(d) such later date as may be agreed between the Debtor and the holder of such Allowed Administrative Claim. Without limiting the foregoing, all fees payable under 28 U.S.C. 1930 that have not been paid heretofore shall be paid on or before the Effective Date.

2.2	Class 1: Priority Claims.  Class 1 consists of all Priority Claims which are Allowed Claims, including Disputed Claims which become Allowed Claims in Class 1 as a result of a Final Order.

2.3	Class 2:  Secured Claims.  Class 2 consists of the secured claims of
Hancock Printing Equip., Inc. and Carlton Technologies, Inc.

2.4	Class 3:  General Unsecured Claims.  Class 3 consists of all general unsecured claims.

2.5	Class 4:  Preferred Stock Equity Interests.  Class 4 consists of the presently existing Preferred Equity Class.

2.6	Class 5:  Common Stock Equity Interests.  Class 5 consists of the presently existing Equity Class.

ARTICLE 3
ACCEPTANCE OR REJECTION OF THE PLAN

3.1  	Voting By Impaired Classes
Each Holder of an Allowed Claim in Class 3, or an Interest in Class 4 or Class 5, is entitled to vote either to accept or to reject the Plan. Only those votes cast by Holders of Allowed Claims and Allowed Interests shall be counted in determining whether acceptances have been received sufficient in number and amount to confirm the Plan. Duplicative claims will be disallowed.

3.2  	Acceptance By Impaired
An Impaired Class of Claims shall have accepted the Plan if: (1) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan; and (2) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of Allowed Interests actually voting in such Class have voted to accept the Plan.

3.3  	Presumed Acceptance of Plan
Classes 1 and 2 are unimpaired under the Plan, and, therefore, are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

3.4   Nonconsensual Confirmation.
In the event one or more Classes of Claims or Interests is deemed not to accept the Plan, pursuant to Section 1129(a)(8) of the Bankruptcy Code, the Debtor will request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code.

ARTICLE 4
TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS

4.1	Administrative Expense Claims.

4.1.1	Except as otherwise provided in this Section 4.1, each Administrative
Expense Claim not incurred in the ordinary course of business of the Debtor in Possession which is an Allowed Claim shall be paid (a) in full, in cash, on or before the later of (i) the Effective Date or (ii) ten (10) days after the date the order allowing such Administrative Expense Claim becomes a Final Order, or (b) under such other terms as may be agreed upon by both the holder of such Administrative Expense Claim and the Debtor in Possession or the Debtor (as the case may be). Administrative Expense
Claims representing obligations incurred in the ordinary course of business of the Debtor in Possession shall be paid by the Debtor in accordance with ordinary business terms or the terms and conditions of any governing agreement or other applicable law relating thereto.

4.1.2	To the extent that an Administrative Expense Claim representing an allowance of compensation or reimbursement of expenses by an order of the Bankruptcy Court under Bankruptcy Code Sections 503(b)(2), 503(b)(3) or 503(b)(4) for services rendered prior to the Effective Date is not paid in full by the Effective Date, whether or not allowed by Final Order prior to such date, the unpaid portion of such Administrative Expense Claim shall bear interest at the rate of six percent (6%) per annum for the period from the Effective Date until the date of payment.

ARTICLE 5
TREATMENT OF CLAIMS AND INTERESTS
THAT ARE NOT IMPAIRED UNDER THE PLAN

Class 1 and Class 2 Claims are not impaired under the Plan; as such term is used in Section 1124 of the Bankruptcy Code, and shall be treated in the manner set forth in this Article 5. The holders of Claims and Interests in unimpaired Classes are not entitled to vote on the Plan.

5.1	Class 1: Priority Claims.	Class 1 consists of all Priority Claims
which are Allowed Claims, including Disputed Claims which become Allowed
Claims in Class 1 as a result of a Final Order. Such Claims would typically include certain pre-petition Claims of employees for wages, salaries or commissions, including vacation, severance and sick leave.

Unless otherwise agreed or otherwise ordered by Final Order, each holder of a Class 1 Allowed Claim will receive, in full and final satisfaction of such Allowed Claim, cash equal to the unpaid portion of such Allowed Claim on the later of (a) the Effective Date or (b) ten (10) days after entry of the Final Order determining that such Claim is a Class 1 Allowed Claim.

Class 1 Claims are unimpaired under the Plan.

As of the date of this Disclosure Statement, the Debtor is unaware of any claims entitled to payment under Class 1.

5.2	Class 2:  Secured Claims.  Class 2 consists of the secured claims of
Hancock Printing Equip., Inc. (Class 2A) and Carlton Technologies, Inc. (Class 2B).

Treatment. Hancock's secured claim is for approximately $25,000. Hancock will retain its lien and the Debtor will pay Hancock $2,000 per month until the total amount is fully paid plus the contract rate of interest. Attorneys' fees of approximately $4,000 will be paid from proceeds of the sale of the Debtor's luxury box or within 90 days whichever occurs first.

Carleton's Secured Claim is in the principal amount of $2,125,000, plus accrued interest, fees, and costs. Interest is accruing at the rate of 10.51%, and as of May 31, 2001, the accrued interest aggregated $257,602.98. Carleton's Secured Claim is secured by a first perfected lien on the Debtor's real property located at 3910 Riga Boulevard, Tampa, Florida, and on certain personal property owned by the Debtor. Carleton will retain its lien. The Reorganized Debtor will pay Carleton a single cash payment of $1 million on or before December 20, 2001, as a result of which payment the Debtor's obligations to Carleton will be reduced to $1,517,978. This balance will be satisfied by the Reorganized Debtor paying Carleton 24 monthly payments commencing January 1, 2002, and continuing until December 1, 2003. Each monthly payment shall consist of a principal component of $25,000 plus interest accrued during the preceding month at the rate of 10.51%. The Reorganized Debtor shall make a final balloon payment of $917,978, payable December 1, 2003. In the event of a default by the Debtor in timely making any of the foregoing payments, Carleton may exercise all of its contractual rights to enforce its Secured Claim. The automatic stay provided by Bankruptcy Code section 362 has been lifted to permit Carleton to commence and complete a foreclosure, which will be stayed if and only if the Debtor and the Reorganized Debtor make the payments provided for herein.

ARTICLE 6
TREATMENT OF CLAIMS AND INTERESTS
THAT ARE IMPAIRED UNDER THE PLAN

The Claims in Class 3, and the Interests in Classes 4 and 5, are impaired under the Plan; as such term is used in Section 1124 of the Bankruptcy Code, and shall be treated in the manner set forth in this Article 6. All holders of Claims in impaired Class 3, and Interests in impaired Class 4 or Class 5, are entitled to vote to accept or reject the Plan.

6.1	Class 3:  General Unsecured Claims.  Class 3 consists of all general unsecured claims.

Treatment: The Plan contemplates an aggregate distribution by the Reorganized Debtor of three million (3,000,000) shares of Common Stock of the Reorganized Debtor (hereinafter the Common Stock of the Reorganized Debtor shall be referred to as the "Reorganization Securities," and the aggregate 3,000,000 shares of Reorganization Securities to be distributed to the Class 3 claimants shall be referred to as the "Class 3 Equity Pool") to the impaired class represented by Class 3 claimants. Class 3 claimants will be issued Reorganization Securities from the Class 3 Equity Pool, pro rata, based on the amount of their Allowed Claims. Claimants in this Class are deemed to be impaired. Based upon the historical trading value of the Common Stock, it is management's good faith belief that the value of the Reorganization Securities issued to each Class 3 claimant will exceed the amount of its respective Claim. There is no guarantee that the value of the Reorganization Securities will be equal to or exceed the amount of Class 3 Claims, and management makes no assurances as to the current or future value of the Common Stock.

Voting: Class 3 is impaired and the holders of the Allowed Claims of Class 3 are entitled to vote to accept or reject the Plan.

6.2	Class 4:  Preferred Equity Holders.  Class 4 consists of the presently existing Preferred Equity Class.

Treatment: The Plan contemplates an aggregate distribution by the Reorganized Debtor of five hundred thousand (500,000) shares of the Reorganization Securities to the impaired Class represented by Class 4 interests (the aggregate 500,000 shares of Reorganization Securities to be distributed to the Class 4 interests shall be referred to as the "Class 4 Equity Pool"). Class 4 claimants will be issued Reorganization Securities from the Class 4 Equity Pool, pro rata, based on the amount of the number of shares of Preferred Stock of the Debtor held. Claimants in this Class are deemed to be impaired. Based upon the historical trading value of the Common Stock, it is management's good faith belief that the value of the Reorganization Securities issued to each Class 4 claimant, and that the distribution to each Class 4 claimant will exceed the amount of its respective Claim. There is no guarantee that the value of the Reorganization Securities will be equal to or exceed the amount of Class 4 Claims, and management makes no assurances as to the current or future value of the Common Stock.

Voting: Class 4 is impaired and the members of the Preferred Equity Class are entitled to vote to accept or reject the Plan.

6.3	Class 5:  Common Stock Equity Interests.  Class 5 consists of the presently existing Equity Class.

Treatment: The Final Order shall ratify and confirm all stock certificates held by the Equity Class as valid shares of the Debtor, because the Share Combination was not appropriately approved by all of the Debtor's directors, the Debtor issued shares following the Share Combination which exceeded its authorized shares, neither of which were disclosed, all such excess shares appear valid on their face, all such excess shares could otherwise represent an unsecured obligation of the Debtor, as a result of changing hands in the public securities market, such excess shares cannot be distinguished from the shares issued prior to the Share Combination, the amount of potential liability in connection with such excess shares cannot be determined and ratification and confirmation of all shares legitimates the apparent status quo. The Equity Class will continue to hold its equity interest; provided, that the Plan calls the reduction of the total number of shares in the Equity Class by means of the Reverse Stock Split and, after the Reverse Stock Split, each block of less than one hundred (100) shares (less than one hundred (100) shares held by an individual member of the Equity Class) shall be subject to the Cancellation. As a result of the Reverse Stock Split, the total number of shares outstanding will be reduced, but the percentage of interest of each Equity Class member represented by the resulting shares not subject to the Cancellation shall be approximately equal to the percentage interest of each such member prior to the Reverse Stock Split (however, increased slightly as a result of the Cancellation) before the issuance of Common Stock to Class 3 and Class 4. Subsequent to confirmation and the distribution of Reorganization Securities to Class 3, unsecured creditors, and Class 4, the Preferred Equity Class, the post confirmation Equity Class (including Class 3 unsecured creditors and Class 4 members of the Preferred Equity Class receiving Reorganization Securities) shall receive a pro rata distribution of the Dividend.

Voting: Class 5 is impaired and the members of the Equity Class are entitled to vote to accept or reject the Plan.


ARTICLE 7
MEANS OF EXECUTION OF PLAN

7.1	Determination of Claims.

7.1.1	Unless otherwise ordered by the Bankruptcy Court, and except as to any late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases, if any, all objections to Claims shall be filed with the Bankruptcy Court by no later than thirty (30) days after the Effective Date. Objections to late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases shall be filed on the later of (a) the Effective Date or (b) the date sixty (60) days after the Debtor or other party in interest receives actual notice of the filing of such claim.

7.1.2	Disputed Claims shall be fixed or liquidated in the Bankruptcy Court as core proceedings within the meaning of 28 U.S.C. 157(b)(2)(B) unless the Bankruptcy Court orders otherwise. If the fixing or liquidation of a contingent or unliquidated Claim would cause undue delay in the administration of the reorganization Case, such Claim shall be estimated by the Bankruptcy Court for purposes of allowance and distribution. Upon receipt of a timely-filed proof of Claim, the Debtor, or other party in interest, may file a request for estimation along with its objection to the Claim set forth therein. The determination of Claims in estimation hearings shall be final and binding for purposes of establishing the maximum amount of the Claim for purposes of allowance and distribution. Procedures for specific estimation hearings, including provisions for discovery, shall be set by the Bankruptcy Court giving due consideration to applicable Bankruptcy Rules and the need for prompt determination of the Disputed Claim.

7.2	Revestment of Debtor.  Except as otherwise expressly provided by the
Plan, on the Effective Date, the Debtor shall be revested with all property of its estate free and clear of all liens, security interests, Allowed Claims, encumbrances and Interests, except as provided in the Plan.

7.3	Funding and Implementation of the Plan.

7.3.1	Sale of the License.  The Plan will be funded from the sale of the
Debtor's license under the "16 Seat Luxury Suite License Agreement" by and between the Debtor and Buccaneers Limited Partnership for Luxury Suite Number LS095, located in Raymond James Stadium, Tampa, Florida (the "License"). If the sale of the License has not yet occurred on or before July 1, 2001, then the License shall be sold at a public auction. The proceeds from the sale of the License shall be used to fund operations, to pay administrative costs of the bankruptcy, and to pay priority claims.

7.3.2	Reverse Stock Split and Cancellation.  The total number of shares of
Common Stock outstanding shall be reduced through a combination (the "Reverse Stock Split") of stock held by all members of the Equity Class on the basis of thirty (30) shares for each one (1) share held, and all of the shares of Common Stock held by any holder of less than one hundred (100) shares of Common Stock after the Reverse Stock Split shall be cancelled
(the "Cancellation"). As a result, the total number of shares of Common Stock outstanding will be reduced, but the percentage equity interest represented by the remaining shares of Common Stock shall be approximately equal to the percentage equity interest of each holder of Common Stock prior to the Reverse Stock Split (and before the issuance of Common Stock to unsecured creditors), except for members of the Equity Class subject to the Cancellation. Members of the Equity Class are not required to submit their certificates to the transfer agent in exchange for a new certificate. The existing stock certificates will remain valid, albeit for one-thirtieth (1/30) the number of shares shown on their face.

7.3.3	Issuance of Reorganization Securities to Members of the Preferred
Equity Class and Unsecured Creditors. The Plan contemplates a distribution by the Reorganized Debtor of the three million (3,000,000) shares of Reorganization Securities in the Class 3 Equity Pool to the impaired class of general unsecured creditors represented by Class 3 claimants, and the distribution by the Reorganized Debtor of the five hundred thousand (500,000) shares of Reorganization Securities in the Class 4 Equity Pool to the impaired Preferred Equity Class represented by Class 4 interests.
Class 3 claimants will be issued Reorganization Securities from the Class 3 Equity Pool, pro rata, based on the amount of their Allowed Claims. Class 4 claimants will be issued Reorganization Securities from the Class 4 Equity Pool, pro rata, based on the number of shares of Preferred Stock of the Debtor held. Claimants in Class 3 and Class 4 are deemed to be impaired. Based upon the historical trading value of the Common Stock, it is management's good faith belief that the value of the Reorganization Securities issued to each Class 3 claimant and Class 4 interest, and that the distribution to each Class 3 claimant and Class 4 claimant will exceed the amount of its respective Claim or Interest. There is no guarantee that the value of the Reorganization Securities will be equal to or exceed the amount of Class 3 Claims and Class 4 Interests, and management makes no assurances as to the current or future value of the Common Stock.

The issuance of Reorganization Securities to the Class 3 Creditors as provided in this Section 7.3.3, shall be deemed to be issued to qualified creditors on account of and in satisfaction of qualified indebtedness as contemplated in Section 382(1)(5)(E) of the Internal Revenue Code (the "Code") and the regulations promulgated thereunder.

Pursuant to 11 U.S.C. 1145, the offer and issuance of the Reorganization Securities to the Class 3 Creditors is in exchange for claims against, interests, or claims for administrative expense in the Reorganization Cases and shall be exempt from Section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter, or broker, or dealer in, a security.

The Reorganization Securities to be issued under the Plan will be issued in reliance on the registration exemption provided by Section 1145 of the Bankruptcy Code. Section 1145(a) of the Bankruptcy Code exempts the original issuance of securities under a Plan for registration under the Securities Act of 1933 and applicable state law.

The Reorganization Securities will be freely transferable to the full extent provided under Section 1145 of the Bankruptcy Code, provided (i) any Holder shall comply with applicable federal and state securities laws to the extent not superceded by Section 1145 of the Bankruptcy Code; and (ii) any transfer of Reorganization Securities shall be restricted to the extent necessary to ensure there will be no additional ownership change as defined in Section 382(l)(5)(d) of the Internal Revenue Code within the two years of any ownership change resulting from the issuance of the Reorganization Securities as provided in this Plan. Neither the Debtor nor Reorganized Debtor make any representation concerning the rights of any person as to the securities laws or individual tax consequences and each person or entity should confer with their own counsel. On the Effective Date, all existing stock options and warrants will be cancelled. All stock distributed pursuant to the Plan will be Reorganization Securities and, if properly issued to an Entity entitled to receive such Reorganization Securities pursuant to the terms of the Plan, shall be deemed issued as of 12:00 a.m. on the Effective Date. Except as otherwise expressly provided in the Plan, all shares of Reorganization Securities shall bear the same rights and privileges. The Reorganization Securities shall have only such rights with respect to dividends, liquidation ,and other manners as are set forth in the Amended Articles, Amended Bylaws and any Stockholder Agreement.

7.3.4	 Distribution of Dividend Subsequent to the Issuance of
Reorganization Shares. The Confirmation of the Plan will also act as authority for the Debtor to distribute dividends (the "Dividend") to the members of the Equity Class subsequent to the Reverse Stock Split and the issuance of shares to Class 3 Unsecured Creditors and the Class 4 Preferred Equity Class pursuant to this Plan. The Dividends will consist of shares of stock held by the Debtor in two of its subsidiaries, Chronicle Commercial Printing, Inc. ("Chronicle") and i-Academy, Inc. ("i-Academy"), each of which is a Florida corporation. Each Dividend will be distributed by the Company pursuant to registration statements to be filed with the United State Securities and Exchange Commission by the Company's subsidiaries. The Company will use its best efforts to cause the registration statements to be filed within 90 days subsequent to Confirmation.

7.3.5	Certain Corporate Governance Issues.

7.3.5.1 General.10.1. On the Effective Date, the management, control, and operation of the Reorganized Debtor shall become the responsibility of the board of directors of the Reorganized Debtor, who shall thereafter have the responsibility for the management, control and operation of the Reorganized Debtor.

7.3.5.2   Board of Directors
The composition of the initial board of directors of the Reorganized Debtor shall be as provided in the Disclosure Statement or as disclosed prior to or during the hearing on confirmation of the Plan. Such disclosure shall contain sufficient information regarding such individuals' identities and affiliations to comply with Section 1129(a)(5) of the Bankruptcy Code.

7.3.5.3   Officers.
The Disclosure Statement, or an exhibit thereto, shall contain sufficient information regarding identities, affiliations and compensation of the officers of the Reorganized Debtor to comply with Section 1129(a)(5) of the Bankruptcy Code. Any pre-petition employment agreement between a current officer and the Debtor shall be deemed rejected as of the Effective Date.

7.3.5.4    No Corporate Action Required.
As of the Effective Date, the adoption of the Amended Articles and Amended Bylaws or other or similar constituent documents for the Reorganized Debtor, the initial selection of directors and officers for the Reorganized Debtor, the distribution of Cash and issuance and distribution of the Reorganized Common Stock; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements related to or contemplated by the Plan; the adoption, execution and implementation of employment, retirement and indemnification agreements; incentive compensation programs, retirement income plans, welfare benefit plans, and other employee plans and related agreements; and the other matters provided for under or in furtherance of the Plan involving corporate action to be taken by or required of the Debtor or the Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by the Equity Class or directors of the Debtor or the Reorganized Debtor, and with like effect as if such actions had been taken by unanimous action of the Equity Class and directors of the Debtor or the Reorganized Debtor, as applicable. As of the Effective Date, the term of each of the Officers and directors of the Debtor not continuing in office, if any, shall terminate pursuant to the Confirmation Order without any further action by the Equity Class or directors of the Debtor or the Reorganized Debtor.

7.3.5.5    Amended Articles and Amended Bylaws.
The number of outstanding shares of Common Stock of the Debtor currently exceeds the number of shares authorized by the Debtor's Articles of Incorporation. Accordingly, as of the Effective Date, the Articles of Incorporation and Bylaws of the Reorganized Debtor shall be amended and restated substantially in the form of Amended Articles and Amended Bylaws. The Amended Articles shall, among other things: (a) prohibit the issuance of non-voting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; (b) subsequent to the Reverse Stock Split and Cancellation, the number of authorized Common Stock shall be increased to three hundred million (300,000,000) shares, and (c) authorize the issuance of the Reorganization Securities and such other acts as may be necessary to effectuate the Plan. After the Effective Date, the Reorganized Debtor may amend and restate the Amended Articles and Amended Bylaws as permitted by applicable non-bankruptcy law and the Stockholder Agreement.

7.3.5.6    Release Of Liens.
Except as otherwise specifically provided in this Plan or in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date all liens or other security interests against property of the Estate of the Debtor shall be released.

7.3.5.7	Cancellation and Surrender Of Instruments, Securities, and Other
Documentation.
On the Effective Date, except as otherwise provided by this Plan, all outstanding notes, instruments and other writings evidencing indebtedness shall be deemed cancelled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any Person. The Holders of such cancelled instruments shall have no rights arising from or relating thereto except the rights provided pursuant to the Plan.

7.3.5.8	Set-offs.
  Except as otherwise provided in the Plan, agreements entered into in connection therewith, the Confirmation Order, or agreements previously approved by Final Order of the Bankruptcy Court, the Debtor and Reorganized Debtor may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim before any distribution is made on account of such Allowed Claim, any and all of the claims, rights and causes of action of any nature that Debtor or Reorganized Debtor hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claims, rights or causes of action that the Debtor, Reorganized Debtor or Plan Fund may possess against such Holder. To the extent the Debtor or Reorganized Debtor fails to set off against a Claimant and seeks to collect a claim from such Claimant after a distribution to such claimant pursuant to this Plan on account of its Allowed Claim, the Debtor or Reorganized Debtor shall be entitled to full recovery on its claim against such Claimant.

7.3.5.9    Limitation of Liability
Neither a Debtor, Reorganized Debtor, nor any of their respective officers, directors, employees, members or agents, nor any Professional employed by any of them shall have or incur any liability to any Person or Entity for any act or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating the Plan (including soliciting acceptances or rejections thereof), the Disclosure Statement or any contract, instrument, release or other agreement or document entered into in connection with the Plan, except as expressly provided in such contract, release or other agreement or document entered into in connection with the Plan. The entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtor, the Reorganized Debtor, and each of their respective officers, directors, employees, members or agents, and each Professional employed by any of them have acted in good faith through the Confirmation Date with respect to the foregoing.

7.3.6.0    Corporate Action
Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtor or shareholder action by the Debtor, shall be deemed to be authorized and approved without any requirement of further action by the Debtor or the Equity Class, and the Trustee shall be authorized to take any action described or contemplated hereunder on behalf of the Equity Class. The Debtor's Articles of Incorporation will be amended on the Effective Date to incorporate the terms and to effectuate the provisions of this Plan.

7.4	Authorization of Merger and Stock Dividend of SSI.  Confirmation of
this Plan shall act as confirmation for the Debtor, as the sole shareholder of i-Academy, to complete the statutory merger (the "Merger") of i-Academy with Specialized Solutions, Inc. ("SSI"), a Florida corporation, such Merger to be effective prior to the Dividend. Under the terms of the Merger, SSI has merged with and into i-Academy, with i-Academy as the surviving corporation. The Debtor currently holds all of the issued and outstanding shares of i-Academy, however, the terms of the Merger provide for the issuance of additional shares of common stock of i-Academy to the shareholders of SSI as consideration for the Merger. As a result of the Merger, the Debtor's equity interest in i-Academy will be reduced from one hundred percent (100%) to forty-two percent (42%). The Debtor will distribute two million five hundred thousand (2,500,000) shares of common stock, representing approximately twelve percent (12%) of the outstanding equity interests, of i-Academy.

7.5	Authorization of Stock Dividend of Chronicle.  The Dividend will consist of shares of common stock, representing a minority interest of the outstanding equity interests of Chronicle Commercial Printing, Inc.

7.6	Compliance With Tax Requirements.
In connection with the Plan, to the extent applicable, the Reorganized Debtor, in making distributions under the Plan, shall comply with all tax withholding and reporting requirements imposed on it by any Governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Reorganized Debtor may withhold the entire distribution due to any Holder of an Allowed Claim until such time as such Holder provides to the Reorganized Debtor the necessary information to comply with any withholding requirements of any governmental unit. Any property so withheld will then be paid by the Reorganized Debtor to the appropriate authority. If the Holder of an Allowed Claim fails to provide to the Reorganized Debtor the information necessary to comply with any withholding requirements of any governmental unit within ninety (90) days from the date of first notification by the Reorganized Debtor to the Holder of the need for such information or for the cash necessary to comply with any applicable withholding requirements, then the Holder's distribution shall be treated as an undeliverable distribution in accordance with Section 7.8 below.

7.7  	Transmittal of Distributions to Parties Entitled Thereto
All distributions by check shall be deemed made at the time such check is deposited in the United States mail, postage prepaid. All distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made. Except as otherwise agreed with the Holder of an Allowed Claim in respect thereof or as provided in the Plan, any property to be distributed on account of an Allowed Claim, Allowed Administrative Claim, or Allowed Equity Interest shall be distributed by mail upon compliance by the Holder with the provisions of the Plan to (i) the latest mailing address filed for the Holder of an Allowed Claim or Interest entitled to a distribution, (ii) the latest mailing address filed for a Holder of a filed power of attorney designated by the Holder of such Allowed Claim to receive such distributions, (iii) the latest mailing address filed for the Holder's transferee as identified in a filed notice served on the applicable Debtor pursuant to Bankruptcy Rule 3001(e), or
(iv) if no such mailing address has been filed, the mailing address reflected on the Schedules of Assets and Liabilities or in a Debtor's books and records.

7.8   Undeliverable Distributions.
Except as otherwise provided in the Plan, any distribution of property (Cash or otherwise) under the Plan which is unclaimed after ninety (90) days following the distribution date shall be forfeited, and such distribution together with all interest earned thereon shall be redeposited in the Plan Fund and distributed in accordance with the provisions of the Plan to the remaining Creditors. Neither the Reorganized Debtor nor the Plan Fund shall have any liability to the Claimant.


ARTICLE 8
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1	Rejection and Assumption of Executory Contracts and Unexpired Leases.
Any executory contract or unexpired lease of the Debtor that has not been rejected by an order of the Bankruptcy Court or is not the subject of a motion to reject filed by the Debtor with the Bankruptcy Court and pending on the Effective Date or is not rejected under the Plan shall be deemed to have been assumed (the "Assumed Contracts") by the Debtor as of the Effective Date.

Any lessor or other party to an Assumed Contract that objects to such assumption must file a written objection (which sets forth with specificity the grounds for such objection) with the Bankruptcy Court and serve same upon the Debtor by no later than ten (10) days prior to the date of the Confirmation Hearing. In addition, any lessor or other party to an Assumed Contract must, by no later than ten (10) days prior to the date of the Confirmation Hearing, file an affidavit with the Bankruptcy Court and serve same on the Debtor setting forth any defaults that it alleges are in existence and, if such defaults are monetary, the nature of such monetary defaults (including the date and amount of any payment allegedly due under the Assumed Contract). If the other party to the Assumed Contract alleges that there are non-monetary defaults under the Assumed Contract, such party shall also describe with specificity such non-monetary defaults and state the amount of money or the type of action required to cure such non-monetary defaults. Any party to an Assumed Contract that fails to file a written objection to such assumption as described above or that fails to file an affidavit of default as described above shall be conclusively deemed to have waived any such objection and/or to have acknowledged that no defaults exists and to have consented to the treatment described in the Plan.

8.2	Cure Payments under Assumed Contracts.  All payments to cure defaults under the Assumed Contracts that may be required by Bankruptcy Code Section 365(b)(1), which have not been made prior to the Effective Date, shall be made by the Debtor following the Effective Date at such time and on such terms as may be agreed upon by the Debtor and the party to the Assumed Contract or as otherwise set forth in the Plan.

8.3	Claims under Rejected Contracts.  Any Claim for damages arising by reason of the rejection of any executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the Debtor by no later than the Bar Date or, if applicable, thirty (30) days from and after the date of entry of an order of the Bankruptcy Court approving such rejection (or such other date specified by the Bankruptcy Court in the order) or shall be forever barred. Such Claims once fixed and liquidated by the Bankruptcy Court and determined to be Allowed Claims shall be Class 3 Allowed Claims.

ARTICLE 9
RELEASE AND DISCHARGE

The rights afforded to the holders of Claims and Interests by and in this Plan shall be in exchange for and in complete release, satisfaction and discharge, to the fullest extent permitted by applicable law, of all claims of any nature whatsoever against the Debtor and all of its officers, directors and agents. Except as expressly provided in the Plan or in the Confirmation Order, or as agreed by the Debtor in any stipulation of compromise or settlement approved by the Bankruptcy Court prior to the Effective Date, the entry of the Confirmation Order shall operate as a discharge to the fullest extent permitted by applicable law, effective as of the Effective Date, of any and all claims of any nature whatsoever of holders of Claims and Interests against the Debtor and all of its officers, directors and agents that arose at any time before the Effective Date. On the Effective Date, as to every discharge debt and Claim, each holder of a Claim or Interest shall be forever precluded and permanently enjoined to the fullest extent permitted by applicable law from asserting directly or indirectly against the Debtor or against its officers, directors, agents, assets or properties, any other or further claim based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date or that occurs in connection with implementation of the Plan, and the Confirmation Order shall contain appropriate injunctive language to that effect. The rights granted under this Article 9 are cumulative with, and not restrictive of, any and all rights and benefits that the Debtor or their agents have obtained pursuant to any provision of the Bankruptcy Code. Notwithstanding the foregoing, if, under the Plan, the Debtor is obligated to make payments to holders of Allowed Claims or Allowed Interests, the Debtor shall not be discharged of its liability on such Claims or Interests, to the extent payable under the Plan, until the amounts required to be paid under the Plan have been paid in full.

ARTICLE 10
RETENTION OF JURISDICTION

10.1	Until the Closing Date, the Bankruptcy Court shall retain
jurisdiction of the Reorganization Case for the following purposes:

10.1.1 to determine any and all objections to the allowance of Claims and Interests, including the estimation of any Claims, and amendments to the Schedules;

10.1.2 to determine any and all disputes arising under or relating to the Plan (including, without limitation, regarding the effect of any release or discharge provided for herein or affected hereby and regarding whether conditions to the consummation of the Plan have been satisfied) and to enforce the Debtor's obligations under the Plan;

10.1.3 to determine any and all applications for allowance of compensation and reimbursement of expenses arising out of or relating to the Reorganization Case or any Claim or Interest; provided, however, that this retention of jurisdiction shall not be considered to require prior Bankruptcy Court approval of the payment of professional services following the Confirmation Date;

10.1.4 to determine any and all applications for rejection of executory contracts and unexpired leases and the allowance of any Claims resulting from the rejection thereof or from the rejection of executory contracts or unexpired leases pursuant to the Plan, and to determine the amount and time necessary to cure defaults under any Assumed Contract;

10.1.5 to determine any and all applications, adversary proceedings and contested and litigated matters commenced in connection with and related to the Reorganization Case before or after the Effective Date, including approval of proposed settlements thereof;

10.1.6 to enforce, interpret and administer the provisions of the Plan and the Exhibits hereto;

10.1.7 to modify any provisions of the Plan to the full extent permitted by the Bankruptcy Code;

10.1.8 to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the Exhibits to the Plan and annexes thereto, or the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

10.1.9 to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

10.1.10 to enforce all orders, judgments, injunctions and rulings entered in connection with the Reorganization Case;

10.1.11 to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan.

10.1.12 to review and approve any sale of assets by the Debtor or the Debtor in Possession prior to the Effective Date and determine all questions and disputes regarding such sales of assets, and to determine all questions and disputes regarding title to the assets of the estate; and

10.1.13 to enter an order concluding and terminating this Reorganization
Case.

10.2 General Provision. In addition to the retention of jurisdiction set forth in Section 10.1, the Bankruptcy Court shall retain jurisdiction of the Reorganization Case for the purposes set forth in the Confirmation Order and to enter an order reopening the Reorganization Case after it has been closed.

ARTICLE 11
MISCELLANEOUS

11.1 No Admissions. The Plan provides for the resolution, settlement and compromise of Claims against and Interests in the Debtor. Nothing herein shall be construed to be an admission of any fact or otherwise binding upon the Debtor or any other party in any fashion prior to the Confirmation Date.

11.2 Amendments. The Debtor and Debtor in Possession retain the right to amend, modify or supplement the Plan at any time prior to or after the Confirmation Hearing to the full extent such amendment is authorized by law. Notice of any amendment which materially adversely affects the holders of Claims or Interests shall be sent to such parties as the Bankruptcy Court may direct.

11.3 Further Assurances. The Debtor agrees, and is hereby authorized, to execute and deliver any and all papers, documents and instruments that may be necessary to carry out and implement the Plan.

11.4 Unclaimed Distributions.

11.4.1 If the holder of an Allowed Claim fails to negotiate a check issued to such holder within ninety (90) days of the date such check was issued, then the Debtor shall provide written notice to such holder stating that unless such holder negotiates such check within thirty (30) days of the date of such notice, the amount of cash attributable to such check shall be deemed to be unclaimed, such holder's Claim shall no longer be deemed to be Allowed and such holder shall be deemed to have no further Claim in respect of such check and shall not participate in any further distributions under the Plan.

11.4.2 If a distribution of cash or Reorganization Securities pursuant to the Plan to any holder of an Allowed Claim or Interest is returned to the Debtor due to an incorrect or incomplete address for the holder of such Allowed Claim, and no claim is made to the Debtor as to such distribution within one hundred twenty (120) days of the return of such distribution, then the property to be distributed to such holder shall be deemed to be unclaimed and such holder shall be deemed to have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan. Each holder of a Class 3 Claim or Class 4 Interest shall be responsible for furnishing to the Clerk of the Bankruptcy Court and to Debtor's counsel any change from the address reflected on the Debtor's Schedules or such holder's proof of claim.

11.4.3 Any unclaimed cash or property as described above shall be retained by the Debtor for its operations and utilized to fund other distributions under the Plan as deemed appropriate.

11.5 Headings.

The headings used in the Plan are inserted for convenience only and shall not be deemed to be a part of the Plan or in any manner affect the construction of the provisions of the Plan.

11.6 Notices.

All notices, motions, objections or affidavits required by the Plan to be served on the Debtor shall be in writing, addressed as follows:

If to Debtor:                            With Copy to:

Stampede Worldwide, Inc.                Herbert R. Donica, Esq.
c/o John V. Whitman, Jr., Pres.         HERBERT R. DONICA, P.A.
3910 Riga Boulevard                     320 W. Kennedy Blvd., Suite
520
Tampa, FL  33619                        Tampa, FL 33606

and shall be sent by United States first class mail or overnight delivery service or shall be made by hand delivery.

11.7 Severability.

If any section of this Plan, or the application of any section, is held invalid or unenforceable by the Bankruptcy Court at the Confirmation Hearing, then the remainder of the Plan, and the application of such section to persons or circumstances other than those with respect to which it is held invalid or unenforceable, shall not be affected thereby.

DATED:                                         , 2001.
STAMPEDE WORLDWIDE, INC.

By:  /s/  John V. Whitman, Jr.
John V. Whitman, Jr., President

Exhibit 3.  Articles of Amendment to the Articles of Incorporation

                           ARTICLES OF AMENDMENT
                                 TO THE
                        ARTICLES OF INCORPORATION
                                   OF
                        STAMPEDE WORLDWIDE, INC.

Pursuant to the provisions of 607.1008, Fla. Stat., the Florida Business Corporation Act, Stampede Worldwide, Inc. does hereby amend its Articles of Incorporation as follows:

1. The name of the corporation is Stampede Worldwide, Inc.

2. This Amendment to the Articles of Incorporation has been approved by order of the U.S. Bankruptcy Court for the Middle District of Florida, entered on November 9, 2001, (the "Order"), In re: Stampede Worldwide, Inc., Case No. 01-6240-8G1, under Chapter 11 of the Bankruptcy Code, 11 U.S.C. 1101, et. seq. said Court having jurisdiction thereof under said code.

3. The Order authorizes John V. Whitman, Jr., president and chairman of the Corporation, to file these Articles of Amendment.

4. The Order does not grant dissenter's rights to any stockholder of the Corporation.

5. The Order approves and authorizes a share combination or reverse split of the Corporation's common stock issued and outstanding on the date of the Order, such that each thirty shares of such stock shall become one share of common stock with fractional shares rounded up to the nearest whole share upon filing of these Articles of Amendment; provided, no stockholder shall be required to surrender the certificate(s) representing the Corporation's common stock which he, she or it holds in order to receive a new certificate reflecting the combined shares; provided further, that shares of the Corporation held in any account which total less than one hundred
(100) shares following the share combination shall be canceled and no payment shall be made by the Corporation with respect to any such canceled shares; and, provided further, that a fractional share of one-half or greater shall be rounded up the next greater whole share and a fractional share of less than one-half shall be rounded down to the next less whole share.

6. The Order approves and authorizes an increase in the Corporation's authorized common stock to three hundred million (300,000,000) shares.

7. The Order approves and authorizes the cancellation, extinguishment, and discharge of all issued shares of preferred stock and provides that any future issuance of preferred stock currently authorized under the Articles of Incorporation, as amended, shall also comply with the provisions of 11 U.S.C. 1123(a)(6).

IN WITNESS WHEREOF, the undersigned, President of Stampede Worldwide, Inc., has executed the within Articles of Amendment this 14th day of November, 2001, and caused said Articles to be filed in the office of the Secretary of State for the State of Florida, effective upon the filing thereof.

   (CORPORATE SEAL)				Stampede Worldwide, Inc.

ATTEST:						By: /s/  John V. Whitman, Jr.
							    John V. Whitman, Jr.,
President

/s/  Jackson L. Morris
Jackson L. Morris, Secretary